77Q1(e)


Amendment No. 4 to Restated Management
Agreement with American Century Investment
Management, Inc., effective as of July 31, 2017
(filed electronically as Exhibit d5 to Post-Effective
Amendment No. 95 to the Registration Statement of the Registrant on August 14, 2017, File No. 33-
19589, and incorporated herein by reference).